                                                                     EXHIBIT 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

--------------------------------------------------------------------------------

Warrant No. W-CS-1                                     Number of Shares: 80,000
Date of Issuance:  June 28, 2001                       (subject to adjustment)

                           PERSISTENCE SOFTWARE, INC.

                              COMMON STOCK WARRANT

        Persistence Software, Inc. (the "Company"), for value received equal to $0.001 per share issuable hereunder, hereby certifies that RCG CAPITAL MARKETS GROUP, INC., or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to 80,000 shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock of the Company, at a per share purchase price equal to $0.57. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

        This Warrant is issued pursuant to that certain Engagement Agreement, dated as of June 5, 2001, between the Company and RCG Capital Markets Group, Inc. (the "Engagement Agreement") and is subject to the terms and conditions of the Engagement Agreement.

        1. FULLY VESTED SHARES. The shares of Warrant Stock are fully vested as of the date of this Warrant.

        2. MANNER OF EXERCISE. This Warrant shall become exercisable by the Registered Holder as follows:

                (i) 20,000 shares of the Warrant Stock shall become exercisable as of the date hereof;

                (ii) 60,000 shares of the Warrant Stock shall become exercisable on or after June 28, 2006, provided, however, in the event that:

                        (A) one new sell-side analyst confirms to the Company and publicly announces the commencement of on-going corporate research coverage of the Company, then 10,000 shares of the Warrant Stock shall become exercisable as of the date of the public announcement of the coverage by such analyst;

                        (B) a second new sell-side analyst confirms to the Company and publicly announces the commencement of on-going corporate research coverage of the Company, then 10,000 shares of the Warrant Stock shall become exercisable as of the date of the public announcement of the coverage by such analyst;

                        (C) the closing sale price of the Company's common stock price per share is more than $2.00 per share for 20 consecutive trading days, then 20,000 shares of the Warrant Stock shall become exercisable as of the date of the close of business on such 20th trading day;

                        (D) one new institutional investor that is not currently a stockholder of the Company as of the date hereof (a "New Institutional Investor") acquires at least 0.5% of the Company's outstanding stock (as of the Company's fiscal quarter most recently then-ended), then 6,666 shares of the Warrant Stock shall become exercisable as of the date of the Company's confirmation of this event;

                        (E) a second New Institutional Investor acquires at least 0.5% of the Company's outstanding stock (as of the Company's fiscal quarter most recently then-ended), then 6,667 shares of the Warrant Stock shall become exercisable as of the date of the Company's confirmation of this event;

                        (F) a third New Institutional Investor acquires at least 0.5% of the Company's outstanding stock (as of the Company's fiscal quarter most recently then-ended), then 6,667 shares of the Warrant Stock shall become exercisable as of the date of the Company's confirmation of this event; and

                        (G) the Company shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company) or engage in any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter (such a transaction, an "Acquisition" of the Company), then all of the shares of the Warrant Stock which are not then exercisable shall be immediately exercisable as of the closing of the Acquisition, provided that this Section 2(a)(ii)(G) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, to an equity financing in which the Company is the surviving corporation, or to a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction

                This Warrant may be exercised by the Registered Holder, in whole or in part, in accordance with the foregoing schedule, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

                (b) EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

                (c) DELIVERY TO HOLDER. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                        (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

                        (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) above.

        3. ADJUSTMENTS.

                (a) STOCK SPLITS AND DIVIDENDS. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                (b) RECLASSIFICATION, ETC. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 3(a); and in each such case, the terms of this Section 3 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

                (c) ADJUSTMENT CERTIFICATE. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

        4. TRANSFERS.

                (a) UNREGISTERED SECURITY. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of
(i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

                (b) TRANSFERABILITY. Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company provided, however, that this Warrant may not be transferred in part unless the transferee acquires the right to purchase at least 40,000 shares (as adjusted pursuant to Section 2) of Warrant Stock hereunder.

                (c) WARRANT REGISTER. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

        5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

        6. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the earlier of June 28, 2007 or an Acquisition (the "Expiration Date").

        7. NOTICES OF CERTAIN TRANSACTIONS. In case:

                (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined.

        8. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

        9. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

        10. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

        11. NOTICES. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

        12. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

        13. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

        14. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

        15. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

        16. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

        17. REGISTRATION RIGHTS. The Warrant Shares are subject to the re-sale registration rights described in the Registration Rights Agreement by and between the Company and RCG Capital Markets Group, Inc. and dated concurrently herewith.

        18. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Registered Holder:

                (a) INVESTMENT PURPOSE. The Warrant and the Common Stock issuable upon exercise of the Warrant will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption pursuant to the Securities Act.

                (b) PRIVATE ISSUE. The Registered Holder understands (i) that neither the Warrant nor the Common Stock issuable upon exercise of this Warrant is registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof pursuant to Section 4(2) of the Securities Act and any applicable state securities laws, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 18.

                (c) DISPOSITION OF HOLDER'S RIGHTS. In no event will the Registered Holder make a disposition of the Warrant or the Common Stock issuable upon exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken, or (B) an exemption from the registration requirements of the Securities Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (3) a letter shall have been issued to the Registered Holder at its request by the staff of the Securities and Exchange Commission (the "SEC") or a ruling shall have been issued to the Registered Holder at its request by the SEC stating that no action shall be recommended by such staff or taken by SEC, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Registered Holder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

                (d) FINANCIAL RISK. The Registered Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

                (e) RISK OF NO REGISTRATION. The Registered Holder understands that if the Company does not register with the SEC pursuant to Section 12 of the Securities Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "Exchange Act"), or if a registration statement covering the securities under the Securities Act is not in effect when the Registered Holder desires to sell the Common Stock issuable upon exercise of the Warrant, it may be required to hold such securities for an indefinite period. The Registered Holder also understands that any sale of the Warrant or the Common Stock issuable upon exercise of the Warrant which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

                (f) ACCREDITED INVESTOR. The Registered Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

                     SIGNATURE PAGE TO COMMON STOCK WARRANT

        IN WITNESS WHEREOF, the parties have executed this Common Stock Warrant as of the date first above written.

                                       PERSISTENCE SOFTWARE, INC.


                                       By /s/ CHRISTINE RUSSELL
                                         ---------------------------------------

                                       Name: Christine Russell
                                            ------------------------------------
                                                           (print)

                                       Title: Chief Financial Officer
                                             -----------------------------------

                                       Address: Persistence Software Inc.
                                                1720 S. Amphlett Blvd, 3rd Floor
                                                San Mateo, CA 94402
                                                Attention: Chief Financial
                                                   Officer

                                       Fax Number: (650) 341-8432


AGREED TO AND ACCEPTED BY:

RCG CAPITAL MARKETS GROUP, INC.

By /S/ A. MAX RAMRAS
  ---------------------------------

Name: A. Max Ramras
     ------------------------------
               (print)

Title: President/CEO
      -----------------------------

Address: 5635 E. Thomas Road
        ---------------------------

Phoenix, AZ 85018
------------------------------------

------------------------------------

Fax Number: (480) 675-0480
           -------------------------



                     SIGNATURE PAGE TO COMMON STOCK WARRANT

                                    EXHIBIT A

                             PURCHASE/EXERCISE FORM

To: Persistence Software, Inc.                                 Dated:

        The undersigned, pursuant to the provisions set forth in the attached Warrant No. W-CS-_____, hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

        The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of the Warrant and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Warrant.

                                       Signature:
                                                 -------------------------------

                                       Name (print):
                                                    ----------------------------

                                       Title (if applic.):
                                                          ----------------------

                                       Company (if applic.):
                                                            --------------------

                                    EXHIBIT B

                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

NAME OF ASSIGNEE                   ADDRESS/FAX NUMBER              NO. OF SHARES
----------------                   ------------------              -------------


Dated:                                 Signature:
      -------------------------                  -------------------------------

                                                 -------------------------------

                                       Witness:
                                               ---------------------------------

                                    EXHIBIT C

                             REGISTRATION STATEMENT

                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is entered into as of June 28, 2001 by and between Persistence Software, Inc., a Delaware corporation (the "Company"), and RCG Capital Markets Group, Inc. (the "Warrant Share Holder"). For purposes of this Agreement, the term "Warrant Share Holder" includes all subsequent holders of Warrant Shares (as defined below).

                                    RECITALS

        1. The Company and the Warrant Share Holder have entered into an Engagement Agreement pursuant to which the Warrant Share Holder will provide certain services to the Company in consideration, in part, for the issuance to the Warrant Share Holder by the Company of a warrant to purchase common stock, dated as of the date hereof (the "Warrant").

        2. A condition to the Warrant Share Holder obligations' under the Engagement Agreement is that the Company grant certain Form S-3 and piggyback registration rights to the Warrant Share Holder with respect to the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

        3. The Company wishes to execute this Agreement and grant the Warrant Share Holder the rights contained herein.

                                    AGREEMENT

        The parties hereby agree as follows:

        1. REGISTRATION RIGHTS. The Company and the Warrant Share Holder covenant and agree as follows:

                1.1 DEFINITIONS. For purposes of this Section 1:

                        (a) The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act") on Form S-3, and the declaration or ordering of effectiveness of such registration statement or document;

                        (b) The term "Registrable Securities" means:

                                (i) the Warrant Shares that are exercisable from
time to time in accordance with the terms of the Warrant; and

                                (ii) any other shares of Common Stock of the
Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in connection with a stock split, or in exchange for or in replacement of, the Warrant Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this

Agreement are not assigned; provided, however, that the Warrant Shares shall only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                        (c) The term "Holder" means any holder of outstanding Registrable Securities who, subject to the limitations set forth in Section 1.11 below, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering;

                        (d) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act; and

                        (e) The term "SEC" means the Securities and Exchange Commission.

                1.2 FORM S-3 REGISTRATION. Subject to the terms and conditions of this Agreement, at any time on or after the date on which at least 52,800 Warrant Shares are exercisable in accordance with the terms of the Warrant, and upon written request of the Holder that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all of the Registrable Securities owned by such Holder or Holders, the Company will on or before sixty (60) days after the date of such request either: (i) amend a Form S-3 registration statement, if any, that is then-effective to include the Registrable Securities therein, or (ii) file with the SEC a registration statement on Form S-3, in which case it will use its commercially reasonable efforts to effect such registration and any related qualification or compliance with respect to all Registrable Securities owned by the Holders as soon as practicable thereafter, provided however that the Company may defer filing a registration statement on Form S-3 pursuant to subsection 1.2(b)(i) or subsection 1.2(b)(ii) below. Accordingly, the Company will:

                        (a) promptly give written notice of the registration, and any related qualification or compliance, to all Holders;

                        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be necessary and as would permit or facilitate the sale and distribution of all of the Holders' Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2 if (i) the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.2 or (ii) Form S-3 is not available for such offering by the Holder(s), provided, however, that if Form S-3 is not available, Company shall file the Form S-3 registration statement once it is available.

                1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with
Section 2.6, the Company shall, subject to the provisions of Section 1.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. Each Holder understands and agrees that the registration rights granted to the Holder(s) hereunder are to rank junior to the piggyback registration rights held by certain of the Company's other stockholders.

                1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until the earlier of: (i) the date on which all the Registrable Securities are sold thereunder, or (ii) 90 days.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement pursuant to the terms and subject to the conditions of this Agreement.

                        (c) Furnish to the Holder(s) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder(s), provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for so long as the Company agrees to keep the registration statement effective pursuant to the terms of Section 1.4(a), whereupon each Holder shall cease utilizing such prospectus until such time as the Company files a supplement or file a post-effective amendment to the registration statement or the prospectus or any document incorporated therein by reference or files any other report or document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading (a "Prospectus Update"). As soon as the Prospectus Update has been effectuated, the Company will notify each Holder that the prospectus is available for use, whereupon each such Holder may thereupon commence utilizing such prospectus.

                        (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or other market on which similar securities issued by the Company are then listed.

                        (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                1.6 EXPENSES OF REGISTRATION. All expenses incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.2 or 1.3 for each Holder (which right may be assigned as provided in Section 1.11), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however that RCG Capital Markets Group, Inc. ("RCG") agrees to reimburse the Company for 50% of such expenses (up to $10,000) which are direct costs associated with the registration contemplated by Section 1.2; provided further that in the event that such registration statement is reviewed by the SEC, RCG agrees to reimburse the Company for those additional costs directly associated with such review by the SEC; and provided further that RCG agrees to reimburse the Company for all such expenses for which it has agreed to pay on or before the effective date of the registration statement in question. The Company shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the selling Holder(s) (such fees or discounts, if any, to be borne pro rata by the Holders participating in the registration).

                1.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder, provided that the Warrant Shares shall be excluded entirely from the offering before any shares of Common Stock issued on conversion of Preferred Stock of the Company are excluded). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

                1.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                1.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.9(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The obligations of the Company and Holder(s) under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                1.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holder(s) the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                        (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                        (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

                1.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by any Holder to a transferee or assignee of at least 40,000 shares of the Warrant Shares, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

                1.12 CERTAIN ADDITIONAL AGREEMENTS OF THE HOLDER(s).

                        (a) Prior to and so long as the registration statement shall remain effective, each Holder shall:

                                (i) Not engage in any stabilization activity in
connection with the Company's Common Stock;

                                (ii) Not bid for or purchase any of the
Company's Common Stock or any rights to acquire the Company's Common Stock, or attempt to induce any person to purchase any of the Company's Common Stock other than as permitted under the Exchange Act; or

                                (iii) Effect all sales of Registrable Securities
in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers or in privately negotiated transaction where no broker or other third party (other than the purchaser) is involved.

                       (b) Without limiting any other provision of this Agreement, no Holder shall engage in any short-sales of the Company's Common Stock prior to the effectiveness of the registration statement pursuant to which the Holder(s) is offered the opportunity to sell its

Registrable Securities hereunder, except to the extent that any such short-sale is fully covered by freely tradable shares of the Company's Common Stock.

                1.13 TERMINATION OF REGISTRATION RIGHTS. The rights granted under this Section 1, including the rights to utilize any previously filed registration statements, shall terminate upon the earlier of (a) June 28, 2007,
(b) the date the Company has effected one registration statement pursuant hereto or (c) such time as the Holder(s) may sell all of its Registrable Securities in any single three month period pursuant to Rule 144 (or such successor rule as may be adopted).

        2. MISCELLANEOUS.

                2.1 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived with the written consent of the Company and the holders of all of the Warrant Shares then held by all Holders. Any amendment or waiver effected in accordance with this Section 2.1 shall be binding upon the parties and their respective successors and assigns.

                2.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 1.11, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                2.3 GOVERNING LAW. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of Company and the Holder as a stockholder. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and all acts and transactions pursuant hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.

                2.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                2.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                2.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below (or as subsequently modified by written notice):

                To the Company:     Persistence Software, Inc.
                                    1720 S. Amphlett Blvd, 3rd Floor
                                    San Mateo, CA 94402
                                    Attention: Chief Executive Officer
                                    Phone: (650) 372-3600
                                    Fax: (650) 341-8432

                             With a copy to (which shall not constitute notice)

                                    Venture Law Group
                                    2775 Sand Hill Road
                                    Menlo Park, CA 94025
                                    Attn: Laurel Finch
                                    Tel: (650) 854-4488
                                    Fax: (650) 233-8386

                To the Holders, at the respective addresses on the signature pages hereto.

                2.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

                2.8 ENTIRE AGREEMENT. This Agreement is the product of all of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

                2.9 ADVICE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

                2.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

                2.11 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                2.12 PRIORITY OF RIGHTS. The registration rights granted to the Holder(s) under this Agreement are intended by the parties to rank junior to the piggyback registration rights held by other Company stockholders. The parties agree to interpret the terms of this Agreement in a manner consistent with the foregoing intention.


                            [Signature Page Follows]

The parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

PERSISTENCE SOFTWARE, INC.


By:
   -------------------------------------
   Name:
        --------------------------------
   Title:
         -------------------------------



WARRANT SHARE HOLDER

Name:  RCG CAPITAL MARKETS GROUP, INC.


By:
   -------------------------------------
   Name:
        --------------------------------
   Title:
         -------------------------------

Address:
        --------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

Fax:
    ------------------------------------

Tel:
    ------------------------------------




                SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT